Exhibit 5.2

                                 PIPER & MARBURY
                                     L.L.P.
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018
                                  410-539-2530
                                Fax: 410-539-0489




                                            September 22, 1995



Sullivan & Worcester
One Post Office Square
Boston, MA 02109

         Re:      Offering of Common Shares of Beneficial
                  Interest of Health and Retirement Properties Trust

Ladies and Gentlemen:

         Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 33-62135) and amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by certain selling stockholders of the Company of an aggregate of 2,791,416 shares of the Company's common shares of beneficial interest, par value $0.01 per share (the "Shares").

         We have acted a special Maryland counsel to the Company in connection with matters of Maryland law relevant to the preparation of the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Third Amendment and Restatement of Declaration of Trust of the Company; (ii) By-laws of the Company, as amended;
(iii) the Registration Statement and all exhibits thereto; (iv) the Certificate of Good Standing issued by the Maryland State Department of Assessments and Taxation dated September 21, 1995; (v) the Officer's Certificate of the Company dated the date hereof (the "Certificate"), and (vi) such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.



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Sullivan & Worcester
September 22, 1995
Page2

         In such examination we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed. We have assumed that all representations as to factual matters set forth in the Certificate are true and correct, and we have not independently verified the matters stated therein.

         The opinions expressed below are limited to the law of Maryland, provided, however, that we express no opinion as to the application of Maryland securities laws.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to the holders of the Shares except as described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by Form 8 dated July 30, 1991, and incorporated by reference into the Prospectus forming a part of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act under the rules and regulations of the Securities and Exchange Commission promulgated thereunder. We further consent to the reliance on this opinion by your firm in rendering its opinion to the Company.

                                            Very truly yours,



                                            Piper & Marbury L.L.P.